Exhibit 4.02

CUSIP NO. 5252M0GU5

ISIN NO. US5252M0GU59

REGISTERED	PRINCIPAL AMOUNT: $433,000
No. R-1

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTE, SERIES I

CONDITIONAL RANGE NOTE
DUE AUGUST 5, 2010

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM (A “CERTIFICATED NOTE”), THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & Co., or registered assigns, on the Maturity Date, an amount equal to the principal amount of the Notes plus the Interest Amount.

The “Issue Date” is August 5, 2008.

The “Maturity Date” is August 5, 2010, or if such day is not a Business Day, on the next following Business Day.

The “Interest Amount” is a single U.S. dollar amount on each Interest Payment Date which is equal to the principal amount of each note multiplied by:

(A)        10.00%, if, during the relevant Observation Period, the Daily Observed Gold Price has traded strictly within the Reference Range during such Observation Period; or

(B)         0.00%, if, during the relevant Observation Period, the Daily Observed Gold Price trades outside the Reference Range (or on either the Range Lower Boundary or the Range Upper Boundary) during such Observation Period.

The “Interest Payment Dates” are quarterly on the 5th day of each February, May, August and November, commencing on November 5, 2008 and ending on the Maturity Date.

The “Observation Period”, for each Reference Range, is the period from and including the Start Date for such Reference Range to and including each End Date for such Reference Range.

The “Reference Commodity” is Gold.

The “Gold Price” is the official afternoon fixing price, stated in U.S. dollars per fine troy ounce, as calculated and quoted by the Relevant Market (subject to the occurrence of a Disruption Event).

The “Daily Observed Gold Price”, for any Valuation Business Day within an Observation Period, is the Gold Price on such Valuation Business Day.

The “Reference Ranges” are determined as follows:

Observation Period	Start Date	End Date	Range Midpoint (RM)	Range Lower Boundary	Range Upper Boundary

1	July 31, 2008	October 30, 2008	RM1 (918.00)	RM1-BF (863.00)	RM1+BF (973.00)
2	October 31, 2008	January 30, 2009	RM2	RM2-BF	RM2+BF
3	January 31, 2009	April 29, 2009	RM3	RM3-BF	RM3+BF

Observation Period	Start Date	End Date	Range Midpoint (RM)	Range Lower Boundary	Range Upper Boundary

4	April 30, 2009	July 29, 2009	RM4	RM4-BF	RM4+BF
5	July 30, 2009	October 29, 2009	RM5	RM5-BF	RM5+BF
6	October 30, 2009	January 29, 2010	RM6	RM6-BF	RM6+BF
7	January 30, 2010	April 29, 2010	RM7	RM7-BF	RM7+BF
8	April 30, 2010	July 29, 2010	RM8	RM8-BF	RM8+BF

If any Start Date or End Date is not a Valuation Business Day, such Start Date or End Date shall be the immediately preceding Valuation Business Day.

If a Disruption Event is in effect on any scheduled Start Date, that Start Date may be postponed.

The “Range Midpoint (RM)”, for any Reference Range, is the Gold Price on the Start Date of such Observation Period.

The “Boundary Factor (BF)” is $55.00.

A “Business Day”, notwithstanding any provision in the Indenture, is any day that is not a Saturday or Sunday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to be closed.

The “Valuation Business Day” is a day on which members of the London Bullion Market Association (the “LBMA”) are, or in the good faith judgment of the Calculation Agent would in the ordinary course be, quoting prices for the buying and selling of Gold in the Relevant Market.

The “Relevant Market” is the market in London on which members of the LBMA, or any successor thereto, quote prices for the buying and selling of Gold, or if such market is no longer the principal trading market for Gold or options or futures contracts for Gold, such other exchange or principal trading market for Gold as determined in good faith by the Calculation Agent which serves as the source of prices for Gold, and any principal exchanges where options or futures contracts on Gold are traded.

If a Disruption Event is in effect on the Start Date for any Observation Period with respect to the determination of any Range Midpoint, such Start Date will be postponed to, and the Calculation Agent will determine the applicable Range Midpoint on, the first scheduled Valuation Business Day succeeding that Start Date on which no Disruption Event is occurring; provided however that if a Disruption Event has occurred or is continuing on each of the three scheduled Valuation Business Days following the applicable scheduled Start Date, then (a) the third scheduled Valuation Business Day shall be deemed the Start Date for such Observation Period; and (b) the Calculation Agent will determine the Range Midpoint on such day in its sole and absolute discretion taking into account the latest available quotation for the Daily Observed Gold Price and any other information that in good faith it deems relevant.

If a Disruption Event is in effect on any day during an Observation Period (other than with respect to the determination of any Range Midpoint on any scheduled Start Date), to but excluding the earlier of (a) the End Date for such Observation Period and (b) any day during such Observation Period where the Daily Observed Gold Price trades outside the Reference Range for the Observation Period (or on either the applicable Range Lower Boundary or Range Upper Boundary), and for so long as such Disruption Event is continuing, the Calculation Agent will determine the Daily Observed Gold Price on such day in its sole and absolute discretion taking into account the latest available quotation for the Gold Price and any other information that in good faith it deems relevant.

“Disruption Event” means any of the following events, as determined in good faith by the Calculation Agent:

(A)      the suspension of or material limitation on trading in the Reference Commodity or futures contracts or options related to the Reference Commodity, in the Relevant Market;

(B)       either (i) the failure of trading to commence, or permanent discontinuance of trading, in the Reference Commodity or futures contracts or options related to the Reference Commodity in the Relevant Market, or (ii) the disappearance of, or of trading in, the Reference Commodity; or

(C)       the failure of the Relevant Market to calculate or publish the official fixing price for that day for the Reference Commodity (or the information necessary for determining the official fixing price).

For the purpose of determining whether a Disruption Event has occurred:

(1)       a limitation on the hours in a trading day and/or number of days of trading will not constitute a Disruption Event if it results from an announced change in the regular business hours of the Relevant Market; and

(2)       a suspension of or material limitation on trading on the Relevant Market will not include any time when the Relevant Market is closed for trading under ordinary circumstances.

The “Calculation Agent” means Lehman Brothers Commodity Services Inc.

Except as provided below, the Interest Amount, if any, may, at the option of the Company, be made by check mailed to the person entitled thereto at such person’s address as it appears on the registry books of the Company.

Payment of any Interest Amount will be made in immediately available funds in accordance with the normal procedures of the Trustee (or any duly appointed Paying Agent).

The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

References herein to “U.S. dollars” or “U.S.$” or “$” or “USD” are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:  August 5, 2008

[SEAL]	LEHMAN BROTHERS HOLDINGS INC.

By:
Name: Andrew Yeung
Title: Vice President

Attest:
Name: Cindy Buckholz
Title: Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

CITIBANK, N.A.

  as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTES, SERIES I

CONDITIONAL RANGE NOTE
DUE AUGUST 5, 2010

Section 1.  General.  This Note is one of a duly authorized series of Notes of the Company designated as the Medium-Term Notes, Series I, Conditional Range Note (herein called the “Notes”).  The Notes are one of an indefinite number of series of debt securities of the Company (collectively, the “Securities”) issued or issuable under and pursuant to an indenture dated as of September 1, 1987, as amended and supplemented (the “Indenture”), duly executed and delivered by the Company and Citibank, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.  The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

Section 2.  Principal Amount for Indenture Purposes.  For the purpose of determining whether Holders of the requisite amount of Notes of this series outstanding under the Indenture have made a demand, given a notice or waiver or taken any other action, the principal amount of this Note will be deemed to be the principal amount of this Note then outstanding.

Section 3.  Modification and Waivers.  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the Interest Amount or the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium or other amount payable on redemption, or make the Interest Amount or the principal amount thereof, premium or other amount payable, if any, or interest thereon payable in any coin or currency other than that herein above provided, without the consent of the Holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected.  It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series

Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on the Interest Amount or the principal amount, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes of this series which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes of this series.

Section 4.  Obligations Unconditional.  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Interest Amount or the principal amount on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

Section 5.  Defeasance.  The Indenture contains provisions for the discharge of the Indenture and defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Section 6.  Authorized Form and Denominations.  The Notes of this series are issuable in registered form, without coupons.  Each Note will be issued initially as either a Global Security or a Certificated Note, at the option of the Company, in denominations of $1,000 or whole multiples of $1,000, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, New York City, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith.  Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, except that Global Securities will not be exchangeable for Certificated Notes of this series.

Section 7.  Registration of Transfer.  As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer, at the Corporate Trust Office or agency in a Place of Payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar requiring such written instrument of transfer duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under the Indenture, the Company shall appoint a successor Depository.  If a successor Depository for the Notes of this series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will issue, and the Trustee will authenticate and deliver, Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Note.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.

Section 8.  Events of Default.  If an Event of Default with respect to Notes of this series shall occur and be continuing, the amount that may be declared due and payable upon any acceleration of the notes will be determined by the Calculation Agent for the period from and including the Issue Date to but excluding the date of early repayment and will equal, for each note, the principal amount of the Notes plus the Interest Amount, calculated as the date of early repayment were the Maturity Date. If a bankruptcy proceeding is commenced in respect of Lehman Brothers Holdings, the claim of the beneficial owner of a note for the period from and including the Issue Date to but excluding the date of early repayment will be capped at the principal amount of the Notes plus the Interest Amount, calculated as though the date of the commencement of the proceeding were the Maturity Date.

Section 9.  No Recourse Against Certain Persons.  No recourse for the payment of the Interest Amount or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Section 10.  Defined Terms.  All terms used but not defined in this Note are used herein as defined in the Indenture.

Section 11.  GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.